                                                                     EXHIBIT 1.1

                       COVAD COMMUNICATIONS GROUP, INC.


                          260,000 UNITS CONSISTING OF

  $260,000,000 PRINCIPAL AMOUNT AT MATURITY OF 13 1/2% SENIOR DISCOUNT NOTES
                                   DUE 2008
                                      AND
             WARRANTS TO PURCHASE 1,684,588 SHARES OF COMMON STOCK


                              PURCHASE AGREEMENT

                                 MARCH 6, 1998



                           BEAR, STEARNS & CO. INC.

                          BT ALEX. BROWN INCORPORATED

                       COVAD COMMUNICATIONS GROUP, INC.

                          260,000 Units Consisting of

  $260,000,000 Principal Amount at Maturity of 13 1/2% Senior Discount Notes
                                   due 2008
                                      and
             Warrants to Purchase 1,684,588 Shares of Common Stock

                              PURCHASE AGREEMENT

                                                                   March 6, 1998
                                                              New York, New York

Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
c/o  Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, New York 10167

Ladies & Gentlemen:

          Covad Communications Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc. and BT Alex.
 -------
Brown Incorporated (together, the "Initial Purchasers") an aggregate of 260,000
                                   ------------------
units (the "Units") consisting in the aggregate of $260,000,000 aggregate
            -----
principal amount at maturity of 13 1/2% Senior Discount Notes due 2008 (the "Senior Discount Notes") and Warrants (the "Warrants") initially exercisable to
 ---------------------                      --------
purchase 1,684,588 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company (the "Warrant Shares"), subject to the terms and
 ------------                         --------------
conditions set forth herein. Each Unit will consist of (a) $1,000 principal amount at maturity of the Senior Discount Notes and (b) one Warrant, initially exercisable to purchase 6.4792 shares of Common Stock. The Senior Discount Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the
                                                    ---------
Closing Date (as defined below), between the Company and The Bank of New York, as trustee (the "Trustee"). The Warrants will be issued pursuant to a warrant
                 -------
agreement (the "Warrant Agreement") to be dated the Closing Date, between the
                -----------------
Company and The Bank of New York, as warrant agent (the "Warrant Agent").  The
                                                         -------------
Senior Discount Notes and the Warrants comprising each Unit will not be separable until the earlier of (i) the 90 days from the issue date thereof, (ii) such earlier date as the Initial Purchasers may, in their discretion, deem appropriate, (iii) in the event a Change of Control (as defined in the Indenture) occurs, the date the Company mails notice thereof to holders of Senior Discount Notes, (iv) the date on which the Exchange Offer (as defined below) is consummated and (v) the date on which the Shelf Registration (as defined below) is declared effective (such date, the "Separation Date"). The
                                                      ---------------
Units, the Senior Discount Notes and the Warrants are more fully described in the Offering Memorandum referred to below.

     1.   Issuance of Securities.  The Company proposes to, upon the terms and
          ----------------------
subject to the conditions set forth herein, issue and sell to the Initial Purchasers the Units. The Senior Discount Notes
forming a part of the Units and the Exchange Notes (as defined below) issuable in exchange therefore are hereinafter collectively referred to as the Notes. The Units, the Notes and the Warrants are collectively referred to herein as the "Securities". Capitalized terms used but not otherwise defined herein shall have
 ----------
the meanings given to such terms in the Indenture.

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Units, the Notes, the Warrants and the
                 --------------
Warrant Shares (and all securities issued in exchange or in substitution therefor) shall bear the legends required to be set forth in the Indenture.

     2.   Offering.  The Units will be offered and sold to the Initial
          --------
Purchasers pursuant to an exemption from the registration requirements under the Securities Act. The Company has prepared a preliminary offering memorandum, dated February 23, 1998 (the "Preliminary Offering Memorandum"), and a final
                              -------------------------------
offering memorandum, dated March 6, 1998 (the "Offering Memorandum"), relating
                                               -------------------
to the Company and the Units.

          The Initial Purchasers have advised the Company that the Initial Purchasers will make offers to resell (the "Exempt Resales") the Units on the
                                            --------------
terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom any of the Initial Purchasers reasonably believe to be "qualified institutional buyers", as defined in Rule 144A under the Securities Act ("QIBs"), and to non-U.S. persons outside the United States within the
      ----
meaning of Regulation S under the Securities Act ("Regulation S Investors").
                                                   ----------------------
Such QIBs and Regulation S Investors shall be referred to herein as the "Eligible Purchasers". The Initial Purchasers will offer the Units to such
 -------------------
Eligible Purchasers initially at a purchase price equal to 51.962% of the amount thereof.

          Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), and holders (including subsequent
              -----------------------------
transferees) of the Warrants and Warrant Shares will have the registration rights set forth in the registration rights agreement relating thereto (the "Warrant Registration Rights Agreement"), to be dated the Closing Date for so
 -------------------------------------
long as such Notes, Warrants or any Warrant Shares constitute "Transfer Restricted Securities" (as defined in such agreements). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances
                                         ----------
set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange
 -------------------------------------
(the "Exchange Offer") the Notes for a new issue of debt securities of the
      --------------
Company (the "Exchange Notes") to be offered in exchange for the Notes and (ii)
              --------------
under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the
                               ----------------------------
resale by certain holders of the Notes, and to use its best efforts to cause such Registration Statements to be declared effective and consummate the Exchange Offer. This Agreement, the Securities, the Indenture, the Warrant Agreement, the Registration Rights Agreement and the Warrant Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative
                                                                     ---------
Documents".  The Company has also entered into that certain Series C Preferred
---------
Stock and Warrant Subscription Agreement dated as of February 20, 1998 (the "Subscription Agreement"), as modified by that certain side letter dated February 21, 1998 (collectively, the "Subscription Agreement"), pursuant to which (i) two investors of the Company have agreed to purchase equity securities of the Company within twelve months after the Closing and (ii) another investor of the Company has agreed to purchase equity securities of the Company at the Closing (the "Stock Purchase"). Such investors are herein collectively referred to as the "Equity Investors".

     3.   Purchase, Sale and Delivery.
          ---------------------------

          (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees severally and not jointly to purchase from the Company, that number of Units set forth opposite such Initial Purchasers name on Schedule I hereto. The purchase price for the Units shall be $501.43 per Unit.

          (b) Delivery of, and payment of the purchase price for, the Units shall be made at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York City time, on March 11, 1998 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date".
                                   ------------

          (c) Units sold to Regulation S Investors will initially be represented by one or more temporary Units in global definitive, fully registered form without interest coupons (each a "Regulation S Global Unit")
                                                  ------------------------
registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), for the accounts of the Euroclear System ("Euroclear") and Cedel Bank,
  ---                                               ---------
societe anonyme ("Cedel"), having an aggregate principal amount at maturity
                  -----
corresponding to the aggregate principal amount at maturity of the Units sold to Regulation S Investors. Units sold to QIBs will be represented by one or more permanent global Units in definitive, fully registered form without interest coupons (each a "Restricted Global Unit", and together with the Regulation S
                 ----------------------
Global Unit, the "Global Units") registered in the name of Cede & Co., as
                  ------------
nominee of DTC, having an aggregate amount corresponding to the aggregate amount of the Units sold to QIBs. Each Global Unit will be comprised of one or more global certificates for the Notes (the "Global Notes") and one or more global
                                        ------------
certificates for the Warrants (the "Global Warrants" and, together with the
                                    ---------------
Global Notes and Global Units, the "Global Securities"). The Global Securities
                                    -----------------
shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of immediately available funds to an account specified by the Company or as the Company may direct in writing; provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfers. The Global Units, Global Notes and Global Warrants shall be made available to the Initial Purchasers for inspection not later than 10:00 a.m., New York City time, on the business day immediately preceding the Closing Date.

     4.   Agreements of the Company.  The Company covenants and agrees with each
          -------------------------
of the Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that, in the reasonable opinion of counsel to the Company, makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue in any material respect or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading in any material respect. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy of the applicable amendment or supplement. The Company shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers of such occurrence and
(ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

          (e) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the issuance, transfer and delivery by the Company of the Securities to the Initial Purchasers, (iii) the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of preparing, printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (iv) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested by the Initial Purchasers for use in connection with Exempt Resales, (v) the preparation of certificates for the Securities, (vi) the fees, disbursements and expenses of the Company's counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Securities in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System -
                                          ----
PORTAL ("PORTAL"), (viii) all fees and expenses (including fees and expenses of
         ------
counsel to the Company) of the Company in connection with the approval of the Securities by DTC for "book-entry" transfer, (ix) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Notes, (x) the reasonable fees and expenses of the Warrant Agent and its counsel in connection with the Warrant Agreement and the Warrants, (xi) the performance by the Company of its other obligations under this Agreement and the other Operative Documents and (xii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Units, the Notes and the Warrants.

          (g) To use the proceeds from the sale of the Units in the manner described in the Offering Memorandum under the caption "Use of Proceeds".

          (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

          (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Units.

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers, the QIBs or the Regulation S Investors of the Units, the Notes or the Warrants or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.

          (k) For so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make
                                                      ------------
available upon request to any beneficial owner of Units, Notes or Warrants in connection with any sale thereof and any prospective purchaser of such Units, Notes or Warrants from such beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

          (l) To comply with all of its agreements set forth in the Registration Rights Agreement and the Warrant Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "'book-entry" transfer.

          (m) To use its best efforts to effect the designation of the Securities as eligible for PORTAL and to obtain approval of the Securities by DTC for "book-entry" transfer.

          (n) For so long as any of the Securities remain outstanding, to deliver without charge to each of the Initial Purchasers, promptly upon request, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its securityholders generally and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and other information made publicly available by the Company, including without limitation, press releases.

          (o) Prior to the Closing Date, to furnish to each of the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any consolidated financial statements or any unaudited interim financial statements of the Company for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

          (p) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (q) Not to distribute any Preliminary Offering Memorandum, Offering Memorandum or other offering material in connection with the offering and sale of the Securities, except as permitted by the Securities Act.

          (r) To comply with the agreements in the Indenture, the Warrant Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement and any other Operative Document

          (s) To reserve and continue to reserve as long as any Warrants remain outstanding, a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

          (t) To cause each certificate for a Note to bear the legend contained in the Indenture for the time period and upon the other terms stated in the Indenture.

          (u) To file with the Commission, not later than 15 days after the Closing Date, five copies of a notice on Form D under the Securities Act (one of which win be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Securities Act; and to furnish promptly to the Initial Purchasers evidence of each such required timely filing (including a copy thereof).

     5.   Representations and Warranties of the Company; Representations,
          ---------------------------------------------------------------
Warranties and Covenants of the Initial Purchasers
--------------------------------------------------

          (a) The Company represents and warrants to each of the Initial Purchasers that:

               (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

               (ii) When the Units, the Notes and the Warrants are issued and delivered pursuant to this Agreement, no Unit, Note or Warrant will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

               (iii) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Covad Communications Company, a California corporation, and DIECA Communications, Inc., a Virginia corporation. The Company has obtained CLEC regulatory approval in the States of California, Illinois, Massachusetts, New York, Oregon and Washington.

               (iv) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. At December 31, 1997, after giving effect to the issuance and sale of the Units pursuant hereto, the Equity Commitment and the Stock Purchase, and the application of the net proceeds from the sale of the Units, the Equity Commitment and the Stock Purchase, (as defined in the Offering Memorandum), the Company had the pro forma consolidated capitalization as set forth in the Offering Memorandum under the caption "Capitalization".

               (v) All of the outstanding capital stock of each subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

               (vi) Except as disclosed in the Offering Memorandum, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries.

               (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein and the power to effect the Use of Proceeds as described in the Offering Memorandum.

               (viii) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

               (ix) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal term of the Indenture.

               (x) The Subscription Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) and subject to general principles of equity (whether considered in a proceeding in equity or at law) or
(C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Subscription Agreement.

               (xi) The Units have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to the terms of this Agreement.

               (xii) The Senior Discount Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the terms of the Senior Discount Notes.

               (xiii) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the terms of the Exchange Notes.

               (xiv) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, win be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Registration Rights Agreement.

               (xv) The Warrant Agreement has been duly and validly authorized by the Company, and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Warrant Agreement.

               (xvi) The Warrants have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Warrants.

               (xvii) The Warrants will be exercisable for Warrant Shares in accordance with the terms of the Warrant Agreement. The Warrant Shares have been duly authorized for issuance by the Company and, when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights. The Company has reserved sufficient shares of Common Stock for issuance upon the exercise of the Warrants.

               (xviii) The Warrant Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Warrant Registration Rights Agreement.

               (xix) Neither the Company nor any of its subsidiaries is, or, after giving effect to the offering of the Securities, will be (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company, its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (B) and (C), any default or violation that could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Units pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect"). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Offering Memorandum, except for any such condition which would not reasonably be expected to result in a Material Adverse Effect.

               (xx) None of (A) the execution, delivery or performance by the Company of this Agreement and the other Operative Documents, (B) the issuance and sale of the Securities and (C) consummation by the Company of the transactions contemplated hereby violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent which has not been obtained under, or result in the imposition of a lien or encumbrance other than a "Permitted Lien", as defined in the Indenture on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound,
(iii) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (ii), (iii) and (iv) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect or (y) which are disclosed in the Offering Memorandum. Other than as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, (2) the issuance and sale of the Securities and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and
              -------------------
regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

               (xxi) There are no legal or governmental actions, suits or proceedings pending or, to Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director (in any such capacity) of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

               (xxii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities, prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement, the Operative Documents or the Offering Memorandum; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

               (xxiii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law;
(ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

               (xxiv) The Company and each of its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum or the financial statements included in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession to the extent described in the Offering Memorandum under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in
                                         -------------
the business conducted by the Company and its subsidiaries in the manner described in the Offering Memorandum, except as described in the Offering Memorandum and except insofar as the failure to obtain any such Authorization would not reasonably be expected to have a Material Adverse Effect, and no such Authorization contains a materially burdensome restriction that is not disclosed in the Offering Memorandum and (iv) not received any notice that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, an such Authorizations are valid and in fun force and effect and the Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company and each of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

               (xxv) The Company and its subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual
                                                             ------------
Property Rights") reasonably necessary to conduct their businesses as now
---------------
conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. The Intellectual Property Rights presently employed by the Company and its subsidiaries in connection with the businesses now operated by them or which are proposed to be operated by them are owned, to the best of the Company's knowledge, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as would not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

               (xxvi) None of the Company or any of its subsidiaries, or, or to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction) which (i) might subject the Company, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

               (xxvii) All material tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of its subsidiaries or the assets or property of the Company or any of its subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

               (xxviii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").
                                      ----------------------

               (xxix) Except as disclosed in the Offering Memorandum, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby or thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly waived.

               (xxx) The Company and its subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxi) Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are customary for similarly situated businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary win not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

          (xxxii)   The Company has not (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, the Notes or the Warrants or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Units, the Notes or the Warrants or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (xxxiii) No registration under the Securities Act of the Units, the Notes or the Warrants is required for the sale of the Units to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Units in the Exempt Resales are either QIBs or Regulation S Investors and (ii) the accuracy of the Initial Purchasers' representations contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than the Initial Purchasers, their employees, agents or any other persons acting on their behalf, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Securities in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same respective classes as the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (xxxiv)   The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under

ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (xxxv) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto read in conjunction with the Preliminary Offering Memorandum or the Final Offering Memorandum, as applicable, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

          (xxxvi)   Except as otherwise disclosed in the Offering Memorandum,
subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no Material Adverse Change; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (iv) there has been no capital expenditure or commitment by the Company or any of its subsidiaries exceeding $100,000, either individually or in the aggregate except in the ordinary course of business as generally contemplated by the Offering Memorandum, (v) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries; (vi) there has been no revaluation by the Company or any of its subsidiaries of any of their assets; (vii) there has been no increase -in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person; (viii) there has been no amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound; (ix) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary; and (x) there has been no change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

          (xxxvii) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (xxxviii) Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

          (xxix) The financial statements, together with the related notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary-Summary Financial Data", "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.

          (xl) The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute an unreasonably small capital to carry out the business of the Company as conducted or as proposed to be conducted. Upon the issuance of the Units, the present fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Upon the issuance of the Units, the assets of the Company on a consolidated basis will, not constitute an unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company on a consolidated basis.

          (xli) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or either of the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

          (xlii) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person that would be required to be described in the Offering Memorandum were it to be filed as a part of a Registration Statement on Form S-1 under the Securities Act, which have not been described as would have been so required.

          (xliii)   The statements (including the assumptions described therein)
included in the Offering Memorandum under the heading "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview" (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

          (xliv) The Company and to the Company's knowledge, its affiliates and all persons acting on their behalf (other than the Initial Purchasers, their employees, agents or any other persons acting on their behalf, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

          (xlv) The data set forth on Exhibit C hereto are true and correct in all material respects on and as of the date hereof, and the Company authorizes the Initial Purchasers to rely upon the accuracy of such data, without independent investigation, in determining the allocation of the purchase price of the Units between the Notes and the Warrants, and the valuation of the Warrants for the purposes of calculating original issue discount, in each case as of the date hereof, in connection with the offering of the Units by the Offering Memorandum. The calculations of "Accreted Value" of the Notes for each "Semi-Annual Accrual Date" (as such terms are defined in the Offering Memorandum) are accurate and correct.

          (xlvi) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          The Company acknowledges that each of the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          (b) Each of the Initial Purchasers severally and not jointly represents, warrants and covenants to the Company and agrees that:

               (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units.

               (ii) Such Initial Purchaser is not acquiring the Units with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

               (iii) No form of general solicitation or general advertising has been or will be used by either of the Initial Purchasers or any of their representatives in connection with the offer and sale of any of the Units, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (iv) Each of the Initial Purchasers agrees that (A) that they will offer to sell the Units only to, and will solicit offers to buy the Units only from (1) QIBs who in purchasing such Units will be deemed to have represented and agreed that they are purchasing the Units for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Regulation S Investors in offers and sales that occur outside the United States to persons other than U.S. persons who in purchasing such Units will be deemed to have represented that they are acquiring the Units in an offshore transaction within the meaning of Regulation S under the Securities Act and (B) that such QIBs and Regulation S Investors will acknowledge and agree that such Units will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only
(x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a person that is not a U.S. Person (as defined in Rule 902 under the Securities Act) in an offshore transaction meeting the requirements of Rule 904 under the Securities Act, (IV) to an institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee and Warrant Agent a signed letter containing certain representations and agreements relating to the Units, Notes and Warrants (the form of such letter can be obtained from the Trustee or Warrant Agent), or (V) in accordance with another exemption from the registration requirements of the Securities Act (in the case of II, III, IV or V, based upon an opinion of counsel if the Company or Trustee, or the "Registrar" or "Transfer Agent" (as such terms are defined in the Indenture) for the Securities so requests), (y) to the Company or (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States and (C) that the holder and each subsequent holder will be required to notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

               (v) Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     6.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of either Initial Purchaser expressly for use therein; provided, however, that in no case shall either Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which either Initial Purchaser may otherwise have, including under this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (and where the Initial Purchasers are the indemnified parties, Bear, Stearns & Co. Inc. shall have the right to select such counsel for the Initial Purchasers), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or
(b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

     7.   Contribution.  In order to provide for contribution in circumstances
          ------------
in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to which the Company and one or both of the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Units or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Units (net of discounts but before deducting expenses) received by the Company and (y) the discounts received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering

Memorandum. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall either of the Initial Purchasers be required to contribute any amount in excess of the amount by which the discount applicable to the Units purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such, party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

     8.   Conditions of Initial Purchasers' Obligations.  The several
          ---------------------------------------------
obligations of the Initial Purchasers to purchase and pay for the Units, if any, as provided herein, shall be subject to the satisfaction of the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement and in the Subscription Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Units, the Notes or the Warrants in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Units, the Notes or the Warrants; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company before any court or arbitrator or any governmental body, agency or official that (1) could reasonably be expected to result in a Material Adverse Effect and (2) has not been disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect

          (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Effect.

          (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by each of the Company's Chief Executive Officer and Chief Financial Officer in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, to the effect set forth in Exhibit A hereto.
---------

          (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Dhruv Khanna, General Counsel of the Company, to the effect set forth in Exhibit B hereto.
                                                           ---------

          (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins, counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

          (i) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP, independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of the Company contained in the Offering Memorandum.

          (j) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (k) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (l) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (m) The Company shall have entered into the Warrant Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (n) The Company shall have entered into the Warrant Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (o) The Company and each of the Equity Investors shall have duly and validly authorized, executed and delivered the Subscription Agreement, and the Subscription Agreement will constitute the legally valid and binding obligation of each of such parties.

          (p) The Company shall have furnished to the Initial Purchasers evidence, in form and substance satisfactory to them, that all amounts outstanding under the Company's revolving line of credit with Silicon Valley Bank have been repaid in full and the security interests created in connection therewith shall have been released.

          (q) At the date of this agreement and at the Closing Date, the Chief Financial Officer of the Company shall have executed and delivered a letter addressed to the Initial Purchasers with respect to the independent substantiation of certain numerical and statistical information set forth in the offering Memorandum (and not covered by the letter delivered pursuant to paragraph (g) of this Section), which letter shall be in form and scope satisfactory to the Initial Purchasers.

          (r) The amendment to the Amended and Restated Stockholder Rights Agreement, as defined in the Offering Memorandum (copies of which have been previously provided to you), has been duly authorized, executed and delivered by each of the parties thereto.

          (s) The Subscription Agreement shall be a duly enforceable obligation of each of the Company and each of the Equity investors, and none of the Equity Investors shall have repudiated any of its obligations thereunder.

          (t)  The Stock Purchase shall have been consummated.

          All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

     9.   Initial Purchasers' Information.  The Company and the Initial
          -------------------------------
Purchasers severally acknowledge that the statements with respect to the offering of the Units set forth in the last paragraph of the outside of the front cover page; the stabilization language in the last paragraph on page iv; and the third paragraph, the fourth sentence of the fourth paragraph and the fifth paragraph under the caption "Plan of Distribution" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

     10.  Survival of Representations and Amendments.  All representations and
          ------------------------------------------
warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Units to and by the Initial Purchasers. The representations contained in
Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to
Section 11.

     11.  Effective Date of Agreement; Termination.
          ----------------------------------------

          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by Federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Offering Memorandum; or
(E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Units as contemplated hereby.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

     12.  Notice.  All communications hereunder, except as may be otherwise
          ------
specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy, which shall not constitute notice, to Latham & Watkins, Attn:
Gregory K. Miller, 505 Montgomery Street, Suite 1900, San Francisco, CA 94111; telecopy number: (415) 395-8095; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Covad Communications Group, Inc., 3360 Bassett Street, Santa Clara, CA 94054,
Attention: Chief Executive Office, telecopy number: (408) 490-4501, with a copy, which shall not constitute notice, to Wilson

Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, Attn: Barry Taylor, telecopy number: (650) 493-6811.

     13.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, the Initial Purchasers and the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.
The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Units from the Initial Purchasers.

     14.  Construction.  This Agreement shall be construed in accordance with
          ------------
the internal laws of the State of New York without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15.  Captions.  The captions included in this Agreement are included solely
          --------
for convenience of reference and are not to be considered a part of this Agreement.

     16.  Counterparts.  This Agreement may be executed in various counterparts
          ------------
which together shall constitute one and the same instrument.

                           [Signature page to follow]

     If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company, please so indicate in the space provided below, for that purpose, whereupon this letter shall constitute a binding agreement between us.

                              Very truly yours.

                              COVAD COMMUNICATIONS GROUP, INC.


                              By: /s/ Timothy P. Laehy
                                 ----------------------------------------------
                                      Name: Timothy P. Laehy
                                      Title: Chief Financial Officer, Treasurer
                                             and Vice-President, Finance

Accepted and agreed to as of
the date first above written:


BEAR STEARNS & CO. INC.


By: /s/ James C. Diao
   -----------------------------------
       Name:  James C. Diao
       Title: Senior Managing Director
              Bear, Stearns & Co. Inc.

BT ALEX. BROWN INCORPORATED


By: /s/ Anne Martin
   -----------------------------------
       Name:  Anne Martin
       Title: Principal

                                   Schedule I


                                                             Number of
                                                              Units to
Initial Purchaser                                           be Purchased
                                                            ------------
Bear, Sterns & Co. Inc.....................................    156,000
BT Alex. Brown Incorporated................................    104,000
                                                               -------
                                                     Total:    260,000

                                   EXHIBIT A


                (See Exhibit 5.1 to the Registration Statement)

                                   EXHIBIT B

          Form of Opinion of Dhruv Khanna, General Counsel of the Company

     1. All of the licenses, permits and authorizations required by the FCC for the provision of telecommunications services by the Company, as such counsel understands those services to be provided currently based upon the attached certificate and the Offering Memorandum, have been issued to and are validly held by the Company. All of the licenses, permits and authorizations required by any "state commissions" as defined in Section 3 of the Communications Act of 1934, as amended (the "State Telecommunications Agencies") for the provision of telecommunications services by the Company, as such counsel understands those services to be provided currently based upon the attached certificate and the Offering Memorandum, have been issued to and, to the best knowledge of such counsel, are validly held by the Company, except where the failure to obtain or hold such license, permit or authority would not have a Material Adverse Effect. All such licenses, permits and authorizations are in full force and effect.

     2. The Company is not the subject of any proceeding (including a rule making proceeding), pending complaint or investigation, or, to the best of such counsel's knowledge, any threatened complaint or investigation, before the FCC, or, to the best of such counsel's knowledge, of any proceeding (including a rule making proceeding), pending complaint or investigation, or any threatened complaint or investigation, before the State Telecommunications Agencies based, in each case, on any alleged violation of any statutes governing the FCC or the State Telecommunications Agencies and the rules and regulations promulgated thereunder (the "Telecommunications Laws") by the Company in connection with its provision of or failure to provide telecommunications services of a character required to be disclosed in the Offering Memorandum which is not disclosed in the Offering Memorandum.

     3. The statements in the Offering Memorandum under the headings of "Risk Factors -Availability of Collocation Space; Dependence on ILECs to Provide Collocation Space, Collocation and Transmission Facilities and to Order and Provision Copper Lines; Dependence on Interconnection Agreements", "Risk Factors
- Uncertain Quality and Availability of the ILEC Copper Lines Used by the Company", "Risk Factors - Government Regulation and Current Industry Litigation", "Business - Industry Background - Impact of the Telecommunications Act of 1966" and "Business - Government Regulation" regarding the Telecommunications Laws of the FCC or the State Telecommunications Agencies fairly and accurately summarize the matters therein described.

     4. The Company has the consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC or the State Telecommunications Agencies, if any is required, for the consummation of the transactions contemplated in the Offering Memorandum, except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect.

     5. Neither the execution and delivery of the Operative Documents nor the sale of the Securities contemplated thereby will conflict with or result in, a violation of any order or regulation of the FCC or the State Telecommunications Agencies applicable to the Company, except where the conflict with or the violation of which would not have a Material Adverse Effect.

     6. As of the date hereof, the Company has obtained CLEC regulatory approval in the States of California, Illinois, Massachusetts, New York, Oregon and Washington.

                                   EXHIBIT C


Common Stock Outstanding as of 2/15/98       3,788,068

Preferred Stock Outstanding/Subscribed
Series A                                       250,000
Series B                                     5,700,001
Series C                                     2,041,429

Stock Options Outstanding
As of 2/15/98                                1,438,350
Grants from 2/16/98 to 3/6/98                   93,600
Rounding                                         2,000

Series C Commitment Warrants                   600,000
Subtotal                                    13,913,448
Warrants sold in the Offering                1,684,588

Total fully diluted outstanding equity      15,598,036

Post-money valuation                       $90,000,000

Post-money price per share                       $5.77

Total Number of Units                          260,000

Warrants per Unit                               6.4792